Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the completed acquisition of Broadbean (as defined below) by Veritone, Inc. (the “Company”) and Veritone UK, Ltd. (collectively, “Veritone”) from CareerBuilder, LLC, CareerBuilder International Holding B.V., and CareerBuilder France Holding, LLC (collectively, “CareerBuilder”) (this transaction between Veritone and CareerBuilder, the “Acquisition”).

The Acquisition consisted of (i) the Company acquiring (a) 100% of the issued and outstanding share capital of (x) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, and (y) Broadbean, Inc., a Delaware corporation, and (b) certain assets and liabilities related thereto, and (ii) Veritone UK, Ltd. acquiring 100% of the issued and outstanding share capital of (a) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales and (b) CareerBuilder France S.A.R.L., a limited liability company organized under the laws of France (such acquired assets, collectively, “Broadbean”).

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Broadbean and the Company adjusted to give effect to the Acquisition. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X (as amended by final rule, Release No. 33-10786). The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not reflect the realization of any expected cost savings and other synergies resulting from the Acquisition as a result of any cost saving initiatives planned subsequent to the closing of the Acquisition.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023, combines the historical unaudited balance sheets of Broadbean and the Company as of March 31, 2023, on a pro forma basis as if the Acquisition had been consummated on March 31, 2023.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023, combines the historical unaudited statements of operations of Broadbean and the Company for the three months ended March 31, 2023, on a pro forma basis as if the Acquisition had been consummated on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical audited statements of operations of Broadbean and the Company for the year ended December 31, 2022, on a pro forma basis as if the Acquisition had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with (i) the historical audited consolidated financial statements of the Company and accompanying notes as of and for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022; (ii) the historical unaudited condensed consolidated financial statements of the Company and accompanying notes as of and for the three-month period ended March 31, 2023, included in the Company’s Quarterly Report in Form 10-Q for the fiscal quarter ended March 31, 2023; (iii) the historical audited combined financial statements of Broadbean as of and for the year ended December 31, 2022, included in this Current Report on Form 8-K/A; and (iv) the historical unaudited condensed combined financial statements of Broadbean as of and for the three months ended March 31, 2023, included in this Current Report on form 8-K/A.

VERITONE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2023

(in thousands)

	Historical			Transaction Accounting Adjustments
	Veritone, Inc. (As reported)	Broadbean (Historical) After Reclassifications		Total PPA Step Up Adjustments		Total Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$139,707	5,753		(53,224)	5(a)	-		92,236
Accounts receivable, net	54,071	9,890		-		-		63,961
Expenditures billable to clients	13,035	-		-		-		13,035
Prepaid expenses and other current assets	13,585	1,849	5(b)	-		-		15,434
Total current assets	220,398	17,492		(53,224)		-		184,666
Property, equipment and improvements, net	6,394	4,268		-		-		10,662
Intangible assets, net	74,555	962		26,538	5(c)	-		102,055
Goodwill	46,460	7,100		19,185	5(d)	-		72,745
Long-term restricted cash	862	-		-		-		862
Other assets	13,901	1,239	5(e)	-		-		15,140
Total assets	$362,570	31,061		(7,501)		-		386,130
LIABILITIES AND STOCKHOLDERS' EQUITY				-		-
Accounts payable	$38,015	1,257		-		-		39,272
Accrued media payments	82,407	-		-		-		82,407
Client advances	3,412	10,484	5(f)	-		-		13,896
Contingent consideration, current	190	-		-		-		190
Other accrued liabilities	28,123	4,183	5(g)	-		3,752	5(h)	36,058
Total current liabilities	152,147	15,924		-		3,752		171,823
Contingent consideration, non-current	137,982	-		-		-		137,982
Other non-current liabilities	11,721	1,269	5(i)	6,367	5(j)	-		19,357
Total liabilities	301,850	17,193		6,367		3,752		329,162
Commitments and contingencies
Stockholders' equity
Parents' equity	-	15,792		(15,792)	5(k)	-		-
Common stock	37	-		-		-		37
Additional paid-in capital	455,759	-		-		-		455,759
Accumulated deficit / (retained earnings)	(394,234)	-		-		(3,752)	5(h)	(397,986)
Accumulated other comprehensive loss	(842)	(1,924)		1,924	5(k)	-		(842)
Total stockholders' equity	60,720	13,868		(13,868)		(3,752)		56,968
Total liabilities and stockholders' equity	$362,570	31,061		(7,501)		-		386,130

VERITONE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2023

(in thousands, except share and per share data)

	Historical			Transaction Accounting Adjustments
	Veritone, Inc. (As reported)	Broadbean (Historical) After Reclassifications		PPA Step Up		Pro Forma Adjustments	Veritone, Inc. Pro Forma Combined
Revenue	$30,263	8,296		-		-	38,559
Operating expenses:
Cost of revenue	6,809	1,636		-		-	8,445
Sales and marketing	12,690	3,896		-		-	16,586
Research and development	11,527	448	6(l)	-		-	11,975
General and administrative	17,397	1,970	6(m)	-		-	19,367
Amortization	5,429	708	6(m)	796	6(o)	-	6,933
Total operating expenses	53,852	8,658		796		-	63,306
Loss from operations	(23,589)	(362)		(796)		-	(24,747)
Other income (expense), net	355	(309)		-		-	46
Loss before provision for income taxes	(23,234)	(671)		(796)		-	(24,701)
(Benefit from) provision for income taxes	(271)	(159)		(199)	6(p)	-	(629)
Net loss	$(22,963)	(512)		(597)		-	(24,072)
Net loss per share:
Basic and diluted	$(0.63)						(0.66)
Weighted average shares outstanding:
Basic and diluted	36,587,946						36,587,946
Comprehensive loss:
Net loss	$(22,963)						(24,072)
Foreign currency translation (loss) gain, net of income taxes	(766)						(766)
Total comprehensive loss	$(23,729)						(24,838)

VERITONE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share data)

	Historical			Transaction Accounting Adjustments
	Veritone, Inc. (As reported)	Broadbean (Historical) After Reclassifications		PPA Step Up		Pro Forma Adjustments		Veritone, Inc. Pro Forma Combined
Revenue	$149,728	32,617		-		-		182,345
Operating expenses:
Cost of revenue	27,432	6,301		-		-		33,733
Sales and marketing	51,345	13,740		-		-		65,085
Research and development	43,589	1,952	6(l)	-		-		45,541
General and administrative	44,177	8,594	6(m)	-		3,752	6(n)	56,523
Amortization	21,180	3,046	6(m)	2,969	6(o)	-		27,195
Total operating expenses	187,723	33,633		2,969		3,752		228,077
Loss from operations	(37,995)	(1,016)		(2,969)		(3,752)		(45,732)
Other income (expense), net	14,747	(160)		-		-		14,587
Loss before provision for income taxes	(23,248)	(1,176)		(2,969)		(3,752)		(31,145)
Provision for (benefit from) income taxes	2,309	(1,669)		(742)	6(p)	(938)	6(p)	(1,040)
Net income (loss)	$(25,557)	493		(2,227)		(2,814)		(30,105)
Net loss per share:
Basic and diluted	$(0.71)							(0.84)
Weighted average shares outstanding:
Basic and diluted	36,033,560							36,033,560
Comprehensive loss:
Net loss	(25,557)							(30,105)
Foreign currency translation (loss) gain, net of income taxes	28							28
Total comprehensive loss	$(25,529)							(30,077)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

Note 1. Description of the Transaction

On June 13, 2023, the Company acquired Broadbean, a global leader of talent acquisition software-as-a-service technology, pursuant to a securities and asset purchase agreement dated as of May 27, 2023. The Acquisition is expected to significantly strengthen the Company’s AI-driven human resources product suite, building on the Company’s previous acquisition of PandoLogic.

The total purchase consideration for Broadbean was $53,224 (the “Merger Consideration”), which consisted of upfront consideration in cash. The Company paid the Merger Consideration with cash on hand and did not incur any debt or engage in any financing in connection with the Acquisition. As described in Note 2. Basis of Presentation, the total purchase consideration is preliminary and subject to net working capital adjustments that the Company expects to finalize and settle in the measurement period. The final settlement amount may vary materially as amounts are finalized and ultimately agreed to by the parties. The Company incurred $4,482 in expenses related to the Acquisition and records them in general & administrative expenses in its consolidated statements of operations and comprehensive loss. Transaction costs of $730 were included in the Company’s historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2023. Estimated transaction costs of $3,752, incurred subsequent to March 31, 2023, have been included as an adjustment to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, and the unaudited pro forma condensed combined balance sheet as of March 31, 2023.

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements and related notes have been prepared in accordance with Article 11 of Regulation S-X (as amended by final rule, Release No. 33-10786) and using the acquisition method of accounting as described in Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the Company allocates the purchase price of a business acquisition based on the fair value of the identifiable tangible and intangible assets. Goodwill is recognized to the extent that the purchase consideration exceeds the assets acquired and liabilities assumed. The Company uses its best estimate and third-party valuation specialists to determine the fair value of the assets acquired and liabilities assumed. The Company has made a preliminary allocation of the preliminary purchase price to the estimated assets acquired and liabilities assumed as of the acquisition date of June 13, 2023, based on the Company’s preliminary valuation of the estimated tangible and intangible assets acquired and liabilities assumed. A final determination of the fair value of Broadbean’s assets and liabilities will be based on analysis of Broadbean’s actual assets and liabilities as of the closing date, which may result in a net working capital adjustment to the purchase price. Such analysis has not been completed at this time. During the measurement period, which can be up to one year after the acquisition date, the Company can make adjustments to the fair value of the assets acquired and liabilities assumed, with the offset being an adjustment to goodwill.

Broadbean has historically been managed and operated in normal course with other CareerBuilder businesses through multiple legal entities, some of which were not solely dedicated to the operations of Broadbean. Therefore, the accompanying historical combined financial statements of Broadbean have been derived from the accounting records of CareerBuilder, as if Broadbean’s operations had been conducted independently from those of CareerBuilder, and were prepared on a stand-alone basis in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The historical combined statements of operations of Broadbean reflect allocations of general corporate expenses from CareerBuilder for certain corporate functions, including executive support, facilities, finance, HR, legal, security, global IT, and other corporate functions on behalf of Broadbean. The expenses associated with these functions have been allocated based on direct usage or benefit where specifically identifiable, with the remainder allocated on a proportional cost allocation method based primarily on revenue or employee headcount, as applicable. Following the Acquisition, the Company will bear substantially all corporate overhead costs previously allocated to Broadbean. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred had Broadbean operated independently during the periods presented. The unaudited pro forma condensed combined balance sheet includes CareerBuilder assets and liabilities that are specifically identifiable or otherwise attributable to Broadbean.

Note 3. Accounting Policies

The unaudited pro forma condensed combined financial statements do not reflect any differences in accounting policies. The Company has completed the review of Broadbean’s accounting policies and has concluded that differences between the accounting policies of the two companies are not material. However, historically Broadbean has applied different financial statement line-item classifications and/or naming conventions than those used by the Company to certain financial statement line-item categories or amounts. These classification differences were addressed in the accompanying unaudited pro forma condensed combined balance sheet (as described in Note 5) and unaudited pro forma condensed combined statements of operations (as described in Note 6).

Note 4. Estimate of Consideration Transferred and Preliminary Purchase Price Allocation

The preliminary purchase price allocation for the Acquisition is based on estimates, assumptions, valuations and other analyses as of June 13, 2023, that have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until the Company finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

The total preliminary estimated purchase consideration is allocated to the identifiable assets and liabilities of Broadbean based on their estimated fair values as if the Acquisition had occurred on March 31, 2023, with any excess estimated consideration transferred allocated to goodwill:

Acquisition Consideration:
Cash consideration at closing	$53,224

Preliminary estimate of purchase price allocation:
Cash	$5,753
Accounts receivable	9,890
Prepaid and other current assets	1,849
Property and equipment	4,268
Intangible assets	27,500
Other assets	1,239
Total assets acquired	50,499
Accounts payable	1,257
Accrued expenses and other current liabilities	4,183
Deferred revenue	10,484
Other non-current liabilities	7,636
Total liabilities assumed	23,560
Identifiable net assets acquired	26,939
Goodwill	26,285
Total preliminary purchase consideration	$53,224

The identifiable intangible assets acquired consisted of developed technology and customer relationships with estimated useful lives of four and five years, respectively. The Company amortizes the fair value of these intangible assets on a straight-line basis over their respective useful lives.

Developed technology relates to Broadbean’s internally developed software. The Company valued the developed technology using the relief-from-royalty method under the income approach. This method is based on the application of a royalty rate to forecasted revenue that is expected to be generated by the existing developed technology. The economic useful life was determined based on the technology cycle related to the developed technology, as well as the timing of cash flows over the forecast period. Customer relationships relate to the sales of products and services to Broadbean’s existing customer base. The Company valued the customer relationships using the multi-period excess earnings method under the income approach. This method reflects the present value of the projected cash flows that are expected to be generated by the existing customer relationships less charges representing the contribution of other assets to those cash flows. The economic useful life was determined based on historical customer turnover rates, as well as the timing of cash flows over the forecast period.

The valuation of the intangible assets acquired along with their estimated useful lives, is as follows:

	Estimated Fair Value	Estimated Useful Lives (in years)
Customer relationships	$17,200	5
Developed technology	10,300	4
Total intangible assets	$27,500

The preliminary purchase price allocation above, which is as of the acquisition date of March 31, 2023, has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations.

Note 5. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following is a description of preliminary transaction accounting adjustments reflected in the unaudited pro forma condensed combined balance sheet.

(a)	Cash consideration transferred

Represents the adjustment to record the cash consideration of $53,224.

(b)	Prepaid expenses and other current assets reclassification

Represents the reclassification of “Prepaid expenses” and “other current assets” to “Prepaid expenses and other current assets” of $1,849.

(c)	Intangible assets

Represents the adjustment to record the intangible assets at their estimated fair value of $27,500. See Note 4 for further details on the purchase price allocation and goodwill. Adjustment is offset by elimination of historical intangibles of $962.

(d)	Goodwill

Represents the adjustment to record the purchase price paid in excess of the preliminary estimated fair value of assets acquired and liabilities assumed as of March 31, 2023, and elimination of Broadbean’s pre-acquisition goodwill. See Note 4 for further details on the purchase price allocation and goodwill.

(e)	Other assets reclassification

Represents the reclassification of “Operating lease right-of-use assets” and “Other non-current assets” to “Other assets” of $1,239.

(f)	Client advances reclassification

Represents the reclassification of “Deferred revenue” to “Client advances” of $10,484.

(g)	Other accrued liabilities reclassification

Represents the reclassification of “Accrued expenses and other current liabilities” and “Accrued compensation-related expenses” and “Operating lease liabilities, current portion” to “Other accrued liabilities” of $4,183.

(h)	Transaction costs

Represents the adjustment to record estimated remaining transaction costs of $3,752, incurred subsequent to March 31, 2023, that were not previously recorded in the historical consolidated financial statements of the Company. This is a non-recurring adjustment. The $3,752 in transaction costs that were not previously recorded in the historical consolidated financial statements have been included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022.

(i)	Other non-current liabilities reclassification

Represents the reclassification of “Deferred income taxes” and “Non-current operating lease liabilities” to “Other non-current liabilities” of $1,269.

(j)	Deferred tax liability

Represents the adjustment to record a deferred tax liability of $7,059 and eliminate the historical deferred tax liability of $692.

(k)	Equity

Represents the adjustment to eliminate historical equity of $15,792 in parents’ equity and $1,924 in accumulated other comprehensive loss.

Note 6. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following is a description of preliminary transaction accounting adjustments reflected in the unaudited pro forma condensed combined statements of operations.

(l)	Research and development reclassification

Represents the reclassification of “Product development” to “Research and development” of $448 in the three months ended March 31, 2023, and $1,952 in the twelve months ended December 31, 2022.

(m)	Depreciation and amortization reclassification

Represents the reclassification of “Depreciation and amortization” to “General and administrative” of $595 in the three months ended March 31, 2023, and $2,365 in the twelve months ended December 31, 2022, for depreciation of property, equipment and improvements and the reclassification of “Depreciation and amortization” to “Amortization” of $708 in the three months ended March 31, 2023, and $3,046 in the twelve months ended December 31, 2022, for historical amortization of intangible assets.

(n)	Transaction costs

Represents the adjustment to record estimated transaction costs of $3,752 incurred subsequent to March 31, 2023, that were not previously recorded in the historical statements of operations of the Company. This is a non-recurring adjustment. These costs will not affect the Company’s statements of operations beyond twelve months after the acquisition date. The historical unaudited condensed consolidated financial statements of the Company for the three months ended March 31, 2023, include $730 of transaction costs recorded during that period.

(o)	Amortization

Represents the adjustment to recognize post-acquisition amortization expense of intangible assets at their acquisition date fair value in the amounts of $1,504 for the three months ended March 31, 2023, and $6,015 for the twelve months ended December 31, 2022, and eliminate historical amortization of $708 for the three months ended March 31, 2023, and $3,046 for the twelve months ended December 31, 2022.

(p)	Income tax

The adjustment reflects the tax effect of the transaction accounting adjustments in the three months ended March 31, 2023, and the twelve months ended December 31, 2022. The estimate was determined based on the combined federal and state statutory tax rate in effect during the period presented.

Note 7. Pro Forma Net Loss per Share

Pro forma basic and diluted net loss per share amounts were calculated using the Company’s historical weighted average common shares outstanding for the three months ended March 31, 2023, and the year ended December 31, 2022. The following table presents the computation of pro forma basic and diluted net loss per share:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Numerator:
Pro forma net loss	$(24,072)	$(30,105)
Denominator:
Weighted average common shares outstanding	36,587,946	36,033,560
Pro forma basic and diluted net loss per share	$(0.66)	$(0.84)

Pro forma net loss per share for both periods excludes potentially dilutive shares of common stock that would have been antidilutive. No new shares were issued for the Acquisition.